Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in Amendment No. 1 to this Registration Statement on Form S-1 (No. 333-131696) of our report dated March 6, 2006 relating to the consolidated financial statements of OMNI Energy Services Corp. appearing in the Prospectus, which is a part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Pannell Kerr Forster of Texas, P.C.

Houston, Texas
April 25, 2006